UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2006

SVB FINANCIAL GROUP

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Effective as of March 13, 2006, the Board of Directors (the “Board”) of SVB Financial Group (the “Company”) adopted the SVB Financial Group Change in Control Severance Plan (the “Severance Plan”), which supersedes the Company’s Change in Control Severance Benefits Policy (the “Change in Control Policy”).

If within twenty-four (24) months following a “Change in Control” (as defined in the Severance Plan) a participant in the Severance Plan (a “Covered Employee”) has his or her employment with the Company (or any parent or subsidiary of the Company) terminated by his or her employer other than for “Cause” (as defined in the Severance Plan), death or permanent disability or a Covered Employee resigns from such employment for “Good Reason” (as defined in the Severance Plan), then, subject to the Covered Employee executing and not revoking a release of claims in favor of the Company, he or she will be entitled to receive the following severance benefits:

•                  The Company’s Chief Executive Officer will receive a lump sum payment equal to 300% of: his base salary (as in effect at the time of termination or immediately prior to the Change in Control, whichever is greater) and target incentive bonus for the year in which such termination occurs.

•                  The Company’s Chief Financial Officer, Chief Operating Officer and Chief Strategy Officer will receive a lump sum payment equal to 200% of: his or her base salary (as in effect at the time of termination or immediately prior to the Change in Control, whichever is greater) and target incentive bonus for the year in which such termination occurs.

•                  All other executive officers designated to participate in the Severance Plan will receive a lump sum payment equal to 100% of: his or her base salary (as in effect at the time of termination or immediately prior to the Change in Control, whichever is greater) and target incentive bonus for the year in which such termination occurs.

•                  All Covered Employees and their eligible dependents will receive (or be reimbursed for) Company-paid medical, dental and vision continuation coverage for a period of twelve months following the date of termination.

•                  All Covered Employees will become immediately vested in any benefits that have accrued under any Company pension, profit-sharing or stock bonus plan intended to satisfy the requirements of Section 401(a) of the Internal Revenue Code (this specifically includes, but is not limited to, the Company’s 401(k) plan, employee stock ownership plan and money purchase pension plan).

•                  All Covered Employees will receive outplacement services under the terms and conditions of the Company’s personnel policies in effect immediately prior to a Change in Control.

To the extent that the severance payments called for by the Severance Plan or otherwise would be considered parachute payments under Section 280G  of the Internal Revenue Code and the Covered Employee’s payments are equal to or less than 330% of the Covered Employee’s “base amount” (as such term is defined in Section 280G and the regulations promulgated thereunder), then the Covered Employee’s severance benefits will be delivered to such lesser extent which would result in no portion of such payments being considered parachute payments.  If the Covered Employee’s severance payments are greater than 330% of the Covered Employee’s “base amount,” then the Covered Employee will be entitled to receive an additional cash payment from the Company in an amount equal to the sum of any excise tax imposed upon the severance payments and an amount sufficient to pay the cumulative excise tax and all cumulative income taxes relating to the additional cash payment so that the net amount retained by the Covered Employee is equal to all the severance payments to which the Covered Employee is entitled pursuant to the terms of the Severance Plan (excluding the additional cash payment) or otherwise less income taxes (but not reduced by any excise tax or by income taxes attributable to the additional cash payment).

A Covered Employee’s right to receive the severance benefits provided under the Severance Plan will be conditioned (unless the Company provides otherwise in writing) upon the Covered Employee not, either directly or indirectly, for 18 months following termination for the Chief Executive Officer, 12 months following termination for the Company’s Chief Financial Officer, Chief Operating Officer and Chief Strategy Officer, and 6 months following termination for all other executive chosen to participate in the Severance Plan:

•                  engaging in, nor having any ownership interest in (except for a passive investment of less than 1% of the outstanding shares of the capital stock of a publicly-held corporation) or participating in the financing, operation, management or control of, any person, firm, corporation or business that competes with Company (or any parent or subsidiary of the Company) or is a customer of the Company (or any parent or subsidiary of the Company); and

•                  soliciting, inducing, attempting to hire, recruiting, encouraging, taking away, or hiring any employee of the Company (or any parent or subsidiary of the Company) or causing an employee to leave his or her employment either for the Covered Employee or for any other entity or person

Item 1.02      Termination of a Material Definitive Agreement.

Effective as of March 13, 2006, the Board approved the termination of the Change in Control Policy in connection with the adoption of the Severance Plan.  The Change in Control Policy provided for severance pay and continuation of certain benefits for all employees of Silicon Valley Bank as well as employees of any other designated wholly-owned subsidiary of SVB Financial Group or Silicon Valley Bank (each an “Eligible Employee”) if such Eligible Employee’s employment was terminated following a Change in Control.

Under the Change in Control Policy, an Eligible Employee would have been eligible to receive benefits if he or she were terminated involuntarily without cause or constructively terminated within 24 months following the Change in Control (a “Covered Termination”).  Benefits would have been given to Eligible Employees in grades 14 and above (“Executives”) only following a Change in Control that involved payments to stockholders in excess of two times the then book value of the Company.  Benefits paid to Eligible Employees in grades 13 and below (“Non-Executives”) were limited to a percentage of the difference between the Company’s selling price and its book value which percentage was increased depending upon the percentage of the Eligible Employees that incurred a Covered Termination.

Executives would have been entitled to a lump sum severance payment equal to a multiple of their base salary, with the multiple determined on the size of the transaction and the Executives’ grade level.  The percentage payout of the severance benefit was tied to the Executive’s termination date, with 100% of the payout if the termination was within 12 months following the Change in Control and a declining percentage on a sliding scale for terminations between 12 months and 24 months following a Change in Control.  The Change in Control Policy also provided that all outstanding options and restricted stock would vest in full upon a Change in Control.

Subject to the benefit limits mentioned above, any Non-Executive that incurred a Covered Termination would receive a lump sum payment in an amount equal to one week of base salary for each full year of service with the Company not to exceed a maximum of 15 weeks of base salary.

Under the Change in Control Policy, to the extent that the severance payments would have triggered “golden parachute” tax treatment pursuant to Section 280G of the Internal Revenue Code, the payments would have been reduced to the largest amount that the employee determined would result in maximizing the employee’s net proceeds (after taking into account the payment of any applicable taxes, including excise taxes).

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)                                 Effective as of March 13, 2006, Larry W. Sonsini notified the Company of his decision not to stand for re-election as a member of the Company’s Board of Directors at the Company’s 2006 Annual Meeting of Stockholders (the “Annual Meeting”).  Mr. Sonsini will serve as a director through the end of his term in April 2006.  Effective as of the date of the Annual Meeting, the Board of Directors has appointed Mr. Sonsini as an advisory director of the Company.

Item 7.01                                             Regulation FD Disclosure.

On March 13, 2006, the Company notified its employees of the adoption of the new Change in Control Policy and the termination of the prior policy, and confirmed that the policy was revised as part of the Board of Director’s review of corporate governance practices and procedures, not an imminent merger, sale or change in control event relating to the Company. This statement is made as of the date of the filing of this Current Report on Form 8-K only, and the Company undertakes no duty to update this statement.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
10.34	SVB Financial Group Change in Control Severance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 13, 2006	SVB FINANCIAL GROUP

		By:	/s/ KENNETH P. WILCOX
Name: Kenneth P. Wilcox
Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.34	SVB Financial Group Change in Control Severance Plan.